Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054-1549

CFO Commentary on Full Year 2016 and Fourth-Quarter Results

Note: This document presents results and comparisons on a GAAP basis unless otherwise stated.

Summary

GAAP Results and Outlook:
For the full year, revenue of $59.4B was up 7%. Operating income of $12.9B was down 8%. Net income of $10.3B was down 10%. Earnings per share of $2.12 was down 9%. Client Computing Group revenue was up by 2%. Our Data Center Group revenue was up 8%.

Fourth quarter revenue of $16.4B was up 10% on a year-on-year basis and was up $0.7B from our expectations. Gross margin of 61.7% was down 2.6 points on a year-on-year basis. Client Computing Group revenue was up 4% on a year-on-year basis. Data Center Group revenue was up 8% on a year-on-year basis. Spending on R&D and MG&A for the quarter was $5.4B, up $0.2B on a year-on-year basis. There were $0.1B in restructuring and other charges for the quarter. Operating income for the fourth quarter was $4.5B, up 5% on a year-on-year basis. The tax rate for the quarter was 19.8%. Net income for the fourth quarter was $3.6B, down 1% on a year-on-year basis. Earnings per share was $0.73, down 1 cent on a year-on-year basis. During the quarter, we generated $8.2B in cash from operations, purchased $3.5B in capital assets, paid $1.2B in dividends, and repurchased $0.5B of stock. We repaid $1.5B in debt. As we look forward to the first quarter of 2017, we are forecasting the midpoint of the revenue range at $14.8B. We are forecasting the midpoint of the gross margin range for the first quarter to be 62%. Spending for the first quarter is expected to be $5.3B.

Non-GAAP Results and Outlook:
For the full year, non-GAAP^ revenue of $59.5B was up 7% on year-on-year basis. Non-GAAP gross margin was 63.2%, down 0.1 point year-on-year. Non-GAAP operating income for the year was $16.5B, up 11% on a year-on-year basis. Non-GAAP net income was $13.2B, up 9% on a year-on-year basis. Non-GAAP earnings per share was $2.72, up 23 cents on a year-on-year basis.

Fourth quarter revenue of $16.4B was up 10% on year-on-year basis and was up $0.7B from expectations. Non-GAAP gross margin was 63.1%, down 1.7 points on a year-on-year basis. Non-GAAP operating income for the fourth quarter was $4.9B, up 11% on a year-on-year basis. Non-GAAP net income for the fourth quarter was $3.9B, up 4% on a year-on-year basis. Non-GAAP earnings per share was $0.79, up 3 cents on a year-on-year basis.

Comparisons to Prior Year:
GAAP Summary:
The full year 2016 results when compared to the full year 2015 results were the following:

•	Revenue of $59.4B was up $4.0B (+7%) from $55.4B

•	Gross margin of 60.9% was down 1.7 points from 62.6%

•	Operating income of $12.9B was down $1.1B (-8%) from $14.0B

•	Net income of $10.3B was down $1.1B (-10%) from $11.4B

•	Earnings per share of $2.12 was down 21 cents (-9%) from $2.33

The fourth quarter 2016 results when compared to the fourth quarter 2015 were the following:

•	Revenue of $16.4B was up $1.5B (+10%) from $14.9B

•	Gross margin of 61.7% was down 2.6 points from 64.3%

•	Operating income of $4.5B was up $0.2B (+5%) from $4.3B

•	Net income of $3.6B was down $0.1B (-1%) from $3.6B

•	Earnings per share of $0.73 was down 1 cent (-1%) from $0.74

^ See the explanation of non-GAAP measures and the reconciliation to the most directly comparable GAAP financial measures on page 10-12.

Non-GAAP Summary:
The full year 2016 results when compared to the full year 2015 were the following:

•	Non-GAAP revenue of $59.5B, up $4.1B (+7%) from $55.4B

•	Non-GAAP gross margin of 63.2%, down 0.1 point from 63.3%

•	Non-GAAP operating income of $16.5B, up $1.6B (+11%) from $15.0B

•	Non-GAAP net income of $13.2B, up $1.0B (+9%) from $12.2B

•	Non-GAAP earnings per share of $2.72, up 23 cents (+9%) from $2.49
The fourth quarter 2016 results when compared to the fourth quarter from 2015 were the following:

•	Non-GAAP revenue of $16.4B, up $1.5B (+10%) from $14.9B

•	Non-GAAP gross margin of 63.1%, down 1.7 points from 64.8%

•	Non-GAAP operating income of $4.9B, up $0.5B (+11%) from $4.4B

•	Non-GAAP net income of $3.9B, up $0.1B (+4%) from $3.7B

•	Non-GAAP earnings per share of $0.79, up 3 cents (+4%) from $0.76

Fourth Quarter 2016

Revenue

Year-on-Year Comparisons:
Revenue of $16.4B was up 10% on a year-on-year basis.

•
Client Computing Group had revenue of $9.1B, up 4% with platform volumes down 7% and platform average selling prices up 7%. Desktop platform volumes were down 9% and desktop platform average selling prices were up 2%. Notebook platform volumes were flat and notebook platform average selling prices were up 3%.

•	Data Center Group had revenue of $4.7B, up 8% with platform volumes up 3% and platform average selling prices up 4%.

•	Internet of Things Group had revenue of $726M, up 16%.

•	Non-Volatile Memory Solutions Group had revenue of $816M, up 25%.

•	Intel Security Group had revenue of $550M, up 7%.

•	Programmable Solutions Group had revenue of $420M.

Quarter-on-Quarter Comparisons:
Revenue of $16.4B was up 4% sequentially.

•	Client Computing Group revenue was up 3% with platform volumes down 4% and platform average selling prices up 6%.

•	Data Center Group revenue was up 3% with platform volumes down 3% and platform average selling prices up 6%.

•	Internet of Things Group revenue was up 5%.

•	Non-Volatile Memory Solutions Group revenue was up 26%.

•	Intel Security Group revenue was up 2%.

•	Programmable Solutions Group revenue was down 1%.

•	p Question - Asp - higher tablet mix -
Gross Margin

Year-on-Year Comparisons:

•	Gross margin of 61.7% was down 2.6 points compared to the fourth quarter 2015.

•	Non-GAAP gross margin of 63.1% was down 1.7 points compared to the fourth quarter 2015.

Both GAAP and non-GAAP percentage point decreases were primarily due to higher factory start-up costs (primarily on 10 nm), higher product warranty and IP charges, Non-Volatile Memory Solutions Group, Altera and other amortization of acquisition-related charges (GAAP only), and CCG non-platform. This was partially offset by lower platform* unit costs and higher platform* average selling prices.

Quarter-on-Quarter Comparisons:

•	Gross margin of 61.7% was down 1.6 points compared to the third quarter.

•	Non-GAAP gross margin of 63.1% was down 1.7 points compared to the third quarter.

Both GAAP and non-GAAP gross margin percentage point decreases were primarily driven by higher product warranty and IP charges, higher factory start-up costs (primarily on 10 nm), CCG non-platform, and Non-Volatile Memory Solutions Group. This was partially offset by higher platform* average selling prices and lower platform* unit costs.

Outlook Comparisons:

•	Gross margin of 61.7% was up 0.7 point compared to the expectation of 61%.

•	Non-GAAP gross margin of 63.1% was up 0.1 point compared to the expectation of 63%.

Both GAAP and non-GAAP percentage point increases were up primarily due to higher platform* average selling prices and lower platform* unit costs. This was offset by higher product warranty and IP charges.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets.
**Adjacent business includes gross margin impact from non-platform products

Spending
Spending in the fourth quarter for R&D and MG&A was $5.4B, up 4 percent and down 2 points as a percent of revenue on a year-on-year basis.

Other Income Statement Items

•	Depreciation was $1.6B.

•	Amortization of acquisition-related intangibles included in operating expense was $41M, all of which is excluded on a non-GAAP basis.

•	Restructuring and other charges were $100M, all of which is excluded on a non-GAAP basis.

•	Gains and losses on equity investments and interest and other income was an $86M net loss.

•
The effective tax rate for the fourth quarter was 19.8%, up 3.8 points on a year-on-year basis. This was primarily driven by the reenactment of the R&D tax credit which resulted in recognizing the full-year 2015 R&D benefit entirely in fourth quarter 2015.

Earnings Per Share
Earnings per share of $0.73 was down 1 cent on a year-on-year basis. This decrease was primarily driven by higher spending, a higher tax rate, higher amortization of acquisition-related intangibles, and restructuring and other charges. This was partially offset by higher platform* average selling prices and growth in adjacent businesses.**

Non-GAAP earnings per share of $0.79 was up 3 cents on a year-on-year basis. This increase was primarily driven by higher platform* average selling prices and growth in adjacent businesses.** This is partially offset by higher spending and a higher tax rate.

Balance Sheet and Cash Flow Items
On the balance sheet, we ended the quarter at $17.1B total cash investments^^, down $0.7B from the third quarter. $13.6B of the total $17.1B total cash investments^^ is held by non-U.S. subsidiaries. Cash flow from operations in the fourth quarter was $8.2B. During the fourth quarter, we purchased $3.5B in capital assets, paid $1.2B in dividends, and repurchased $0.5B in stock. We repaid $1.5B of debt and ended the quarter with total debt of $25.3B. Total inventories were down $0.2B from the third quarter.

Other Items

•	The total number of employees was at 106K, flat to the third quarter.

•	Diluted shares outstanding was flat to the third quarter and on a year-on-year basis.

^^ Cash and cash equivalents, short-term investments, and trading assets
**Adjacent business includes gross margin impact from non-platform products

Full Year 2016

Revenue
Revenue of $59.4B was up 7% from 2015.

2016 Comparisons to 2015:

•
The Client Computing Group had revenue of $32.9B, up 2% with platform volume down 10% and platform average selling prices up 11%. Desktop platform volume was down 6% and desktop platform average selling prices were up 2%. Notebook platform volume was down 1% and notebook platform average selling prices were up 2%.

•	The Data Center Group had revenue of $17.2B, up 8% with platform volume up 8% and platform average selling prices down 1%.

•	Internet of Things Group had revenue of $2.6B, up 15%.

•	Non-Volatile Memory Solutions Group had revenue of $2.6B, down 1%.

•	Intel Security Group had revenue of $2.2B, up 9%.

•	Programmable Solutions Group had revenue of $1.7B.

Gross Margin

•	Gross margin dollars were $36.2B, up $1.5B from 2015. Gross margin of 60.9% was down 1.7 points from 2015.

•	Non-GAAP gross margin dollars were $37.6B, up $2.6B from 2015. Gross margin of 63.2% was down 0.1 points from 2015.

Both GAAP and non-GAAP percentage point decreases were primarily due to Altera and other amortization of acquisition-related charges (GAAP only), Non-Volatile Memory Solutions Group, higher factory start-up costs (primarily on 10nm), higher product warranty and IP charges, and CCG non-platform. This was partially offset by lower platform* unit costs, platform* volume, and higher platform* average selling prices.

Spending:

•	Spending in 2016 for R&D and MG&A was $21.1 billion, up 5% from a year ago.

•	Non-GAAP spending for 2016 for R&D and MG&A was $21.0 billion, up 5% from a year ago.

GAAP and non-GAAP spending as a percent of revenue were down approximately 1 point from a year ago, primarily from the restructuring programs that we began in 2016.

Other Income Statement Items

•	Depreciation was $6.3 billion.

•	Amortization of acquisition-related intangibles included in operating expense was $294 million, all of which is excluded on a non-GAAP basis.

•	Restructuring and other charges were $1.9 billion, all of which is excluded on a non-GAAP basis.

•	The effective tax rate for 2016 was 20.3%, up 0.7 points from 2015.

Earnings Per Share
Earnings per share of $2.12 was down 21 cents, down 9% from a year ago. This was primarily driven by higher restructuring and other charges, higher spending, and higher amortization of acquisition-related intangibles. This was partially offset by platform* volume and higher platform* average selling prices.

Non-GAAP earnings per share of $2.72 was up 23 cents, up 9% from a year ago. This was primarily driven by platform* volume, higher platform* average selling prices, and growth in adjacent businesses.** This was partially offset by higher spending.
Balance Sheet and Cash Flow Items
Cash flow from operations in 2016 was approximately $21.8B. On the balance sheet, total cash investments^^ ended the year at $17.1B, down $8.2B from 2015. During 2016, we had acquisitions, net of cash acquired of $15.5B. We purchased $9.6B in capital assets, paid $4.9B in dividends, repurchased $2.6B in stock, and paid $1.5B in debt. We issued $2.8B of long-term debt and assumed $1.5B as part of the Altera acquisition. Total inventories were up $0.4B from a year ago.

*Client Computing Group, Data Center Group, and Internet of Things Group microprocessors and chipsets.
**Adjacent business includes gross margin impact from non-platform products

Outlook

Intel's Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after January 26, 2017, with the exception of our planned divestiture of the Intel Security Group, which we announced in the third quarter of 2016. Our guidance for 2017 assumes that such divestiture will close at the beginning of the second quarter. The midpoint of the forecast ranges will be referred to when making comparisons to specific periods.

Q1 2017 Outlook

Revenue
Revenue is expected to be $14.8B, plus or minus $500M in the first quarter. This forecast is down from the fourth quarter. This is at the lower end of our seasonal range for the first quarter.

Gross Margin

•	GAAP gross margin in the first quarter is expected to be 62%, plus or minus a couple of points, flat to the fourth quarter.

•	Non-GAAP gross margin in the first quarter is expected to be 63%, plus or minus a couple of points, flat to the fourth quarter.

GAAP and non-GAAP gross margin are primarily driven by lower product warranty and IP charges, offset by platform* volume and higher factory startup costs (primarily on 10nm).

Spending
Spending for R&D and MG&A in the first quarter is expected to be approximately $5.3B. This is down 1 percent on a year-on-year basis.
Other Income Statement Items

•	Depreciation is forecast to be approximately $1.6B.

•	Amortization of acquisition-related intangibles included in operating expenses is expected to be approximately $40M, all of which is excluded on a non-GAAP basis.

•	Restructuring and other charges is expected to be $300 million, all of which is excluded on a non-GAAP basis.

•	Gains and losses from equity investments and interest and other income are expected to result in a net loss of approximately $50M.

•	The tax rate is expected to be approximately 22%.

Earnings Per Share
GAAP EPS is expected to be $0.56 plus or minus 5 cents.

Non-GAAP EPS is expected to be $0.65 plus or minus 5 cents. This is up 20% on a year-on-year basis.

2017 Outlook

Revenue
Turning to the full year 2017, we expect revenue to be roughly flat. Revenue is expected to grow in the low single digits after excluding the Intel Security Group from both years.

Gross Margin

•	GAAP gross margin for the year is expected to be 62%, plus or minus a couple points, up 1.1 points from 2016.

•	Non-GAAP gross margin for the year is expected to be 63%, plus or minus a couple points, flat to 2016.

This is primarily driven by lower platform* unit costs, lower Altera and other acquisition related charges (GAAP only), and lower product warranty and IP charges. This is partially offset by other small drivers.

Spending
Spending for R&D and MG&A for the year is expected to be approximately $20.5B plus or minus $400M. Spending is expected to be up by a couple percent year over year, excluding Intel Security Group from both years. Spending as a percentage of revenue is expected to be down 1 point from 2016.

Other Income Statement Items

•	Depreciation is forecast to be approximately $7.0B plus or minus $200M, up $0.7B from 2016.

•	Amortization of acquisition-related intangibles included in operating expense is forecast to be approximately $150M, down from 2016.

•	Restructuring and other charges are expected to be $2.3 billion consistent with previous expectations. $1.9 billion of our restructuring and other charges were realized in 2016.

•	The tax rate is expected to be 26%, up from 2016. Non-GAAP tax rate is expected to be 22%.
The non-GAAP tax rate excludes the impacts of the planned Intel Security Group divestiture. Both GAAP and non-GAAP tax rates increased primarily due to one-time items included in 2016 and higher income in higher tax jurisdictions.

Earnings Per Share
GAAP EPS for 2017 is expected to be $2.53, plus or minus 5%.

Non-GAAP EPS for 2017 is expected to be $2.80, plus or minus 5%.

Balance Sheet and Cash Flow Items
Capital spending for 2017 is expected to be $12.0B plus or minus $500M, up $2.4B, from 2016, primarily driven by Non-Volatile Memory Solutions Group.

Forward-Looking Statements
The above statements and any others in this document that refer to Business Outlook, future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "would," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such statements are based on management's expectations as of the date of this earnings release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

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Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

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Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, sanctions and tariffs, and the United Kingdom referendum to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

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The amount, timing and execution of Intel's stock repurchase program could be affected by changes in Intel's priorities for the use of cash, such as operational spending, capital spending, acquisitions, and as a result of changes to Intel's cash flows or changes in tax laws.

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Intel's expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

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Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

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Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

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Intel’s results may be affected by factors that could cause the implementation of, and expected results from, the restructuring plan announced on April 19, 2016, to differ from Intel’s expectations. A detailed description of risks associated with the restructuring plan and factors that could cause actual results of the restructuring plan to differ is set forth in the “Forward Looking Statements” section of Intel’s press release entitled “Intel Announces Restructuring Initiative to Accelerate Transformation” dated April 19, 2016, which risk factors are incorporated by reference herein.

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Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions. In addition, risks associated with our planned divestiture of the Intel Security Group are described in the “Forward Looking Statements” section of Intel’s press release entitled "Intel and TPG to Collaborate to Establish McAfee as Leading Independent Cybersecurity Company Valued at $4.2 Billion" dated September 7, 2016, which risk factors are incorporated by reference herein.

Additional information regarding these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES
In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this document contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using an appropriate tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions as follows:

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Revenue and gross margin: Non-GAAP financial measures exclude the impact of the deferred revenue write-down, amortization of acquisition-related intangible assets that impact cost of sales, and the inventory valuation adjustment.

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Deferred revenue write-down: Sales to distributors are made under agreements allowing for subsequent price adjustments and returns and are deferred until the products are resold by the distributor. Business combination accounting principles require us to write down to fair value the deferred revenue assumed in our acquisitions as we have limited performance obligations associated with this deferred revenue. Our GAAP revenues and related cost of sales for the subsequent reselling by distributors to end customers after an acquisition do not reflect the full amounts that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments made in the first quarter of 2016 eliminate the effect of the deferred revenue write-down associated with our acquisition of Altera. We believe these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of our business.

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Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of sales in the first half of 2016 exclude the expected profit margin component that is recorded under business combination accounting principles associated with our acquisition of Altera. We believe the adjustments are useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

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Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangibles assets such as developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

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R&D plus MG&A spending: Non-GAAP R&D plus MG&A spending excludes the impact of other charges associated with the acquisition of Altera, which primarily includes bankers fees, compensation-related costs, and valuation charges for Altera's stock based compensation incurred in the first quarter of 2016.

Restructuring and other charges: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with the Intel Security Group planned divestiture. We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Gains or losses from divestiture: We are expecting a gain in 2017 as a result of our planned divestiture of the Intel Security Group. We have excluded this expected gain for purposes of calculating certain non-GAAP measures. We believe making these adjustments facilitate a better evaluation of our current operating performance and comparisons to past operating results.

SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q1 2017 Outlook		2017 Outlook

GAAP GROSS MARGIN PERCENTAGE	62%	+/- a couple pct. pts.	62%	+/- a couple pct. pts.
Adjustment for amortization of acquisition-related intangibles	1%		1%
NON-GAAP GROSS MARGIN PERCENTAGE	63%	+/- a couple pct. pts.	63%	+/- a couple pct. pts.

GAAP RESTRUCTURING AND OTHER CHARGES ($ in Millions)	$300	approximately	$400	approximately
Adjustment for restructuring and other charges	(300)		(400)
NON-GAAP RESTRUCTURING AND OTHER CHARGES	$—		$—

GAAP AMORTIZATION OF ACQUISITION-RELATED INTANGIBLES IN OPERATING EXPENSES ($ in Millions)	$40	approximately	$150	approximately
Adjustment for amortization of acquisition-related intangibles	(40)		(150)
NON-GAAP AMORTIZATION OF ACQUISITION-RELATED INTANGIBLES IN OPERATING EXPENSES	$—		$—

GAAP OPERATING INCOME ($ in Billions)	$3.6	approximately	$15.7	approximately
Adjustment for restructuring and other charges	0.3		0.4
Adjustment for amortization of acquisition-related intangibles	0.2		1.0
NON-GAAP OPERATING INCOME	$4.1	approximately	$17.1	approximately

GAAP TAX RATE			26%	approximately
Adjustment for planned divestiture of Intel Security			(4)%
NON-GAAP TAX RATE			22%	approximately

GAAP EARNINGS PER SHARE	$0.56	+/- 5 cents	$2.53	+/- 5%
Adjustment for restructuring and other charges	$0.06		$0.08
Adjustment for amortization of acquisition-related intangibles	$0.05		$0.19
(Gains) losses from divestiture			$(0.08)
Income tax effect	$(0.02)		$0.08
NON-GAAP EARNINGS PER SHARE	$0.65	+/- 5 cents	$2.80	+/- 5%

SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended			Twelve Months Ended
($ in Millions, except per share amounts)	Dec 31, 2016	Oct 1, 2016	Dec 26, 2015	Dec 31, 2016	Dec 26, 2015

GAAP NET REVENUE	16,374	15,778	14,914	59,387	55,355
Deferred revenue write-down	—	—	—	99	—
NON-GAAP NET REVENUE	16,374	15,778	14,914	59,486	55,355

GAAP GROSS MARGIN	10,105	9,983	9,590	36,191	34,679
Deferred revenue write-down, net of cost of sales	—	—	—	64	—
Inventory valuation	—	—	—	387	—
Amortization of acquisition-related intangibles	232	235	72	937	343
NON-GAAP GROSS MARGIN	10,337	10,218	9,662	37,579	35,022

GAAP GROSS MARGIN PERCENTAGE	61.7%	63.3%	64.3%	60.9%	62.6%
Deferred revenue write-down, net of cost of sales	—%	—%	—%	—%	—%
Inventory valuation	—%	—%	—%	0.7%	—%
Amortization of acquisition-related intangibles	1.4%	1.5%	0.5%	1.6%	0.7%
NON-GAAP GROSS MARGIN PERCENTAGE	63.1%	64.8%	64.8%	63.2%	63.3%

GAAP R&D plus MG&A SPENDING	5,438	5,075	5,237	21,137	20,058
Other acquisition-related charges	—	—	—	(100)	—
NON-GAAP R&D plus MG&A SPENDING	5,438	5,075	5,237	21,037	20,058

GAAP OPERATING INCOME	4,526	4,462	4,299	12,874	14,002
Deferred revenue write-down, net of cost of sales	—	—	—	64	—
Inventory valuation	—	—	—	387	—
Amortization of acquisition-related intangibles	273	309	139	1,231	608
Restructuring and other charges	100	372	(13)	1,886	354
Other acquisition-related charges	—	—	—	100	—
NON-GAAP OPERATING INCOME	4,899	5,143	4,425	16,542	14,964

GAAP NET INCOME	3,562	3,378	3,613	10,316	11,420
Deferred revenue write-down, net of cost of sales	—	—	—	64	—
Inventory valuation	—	—	—	387	—
Amortization of acquisition-related intangibles	273	309	139	1,231	608
Restructuring and other charges	100	372	(13)	1,886	354
Other acquisition-related charges	—	—	—	100	—
Income tax effect	(70)	(173)	(12)	(745)	(189)
NON-GAAP NET INCOME	3,865	3,886	3,727	13,239	12,193

GAAP DILUTED EARNINGS PER COMMON SHARE	0.73	0.69	0.74	2.12	2.33
Deferred revenue write-down, net of cost of sales	—	—	—	0.01	—
Inventory valuation	—	—	—	0.08	—
Amortization of acquisition-related intangibles	0.06	0.06	0.03	0.25	0.13
Restructuring and other charges	0.02	0.08	(0.01)	0.39	0.07
Other acquisition-related charges	—	—	—	0.02	—
Income tax effect	(0.02)	(0.03)	—	(0.15)	(0.04)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	0.79	0.80	0.76	2.72	2.49